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Exhibit 10.3

USANA HEALTH SCIENCES, INC.
2015 EQUITY INCENTIVE AWARD PLAN

STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD
AGREEMENT FOR INDEPENDENT DIRECTORS

Recipient Name:
Grant Date:
Number of SSARs:
Per Share Grant Price:
Expiration Date:

        1.    Award.    USANA Health Sciences, Inc. (the "Company") has awarded you the number of Stock-Settled Stock Appreciation Rights ("SSARs") indicated above, subject to the terms and conditions set forth in the Company's 2015 Equity Incentive Award Plan (the "Plan") and this Award Agreement.

        2.    Term and Vesting.    The term of the SSARs commences on the Grant Date and ends on the Expiration Date, provided that you remain an Independent Director of the Company. In no event may the SSARs be exercised later than the Expiration Date. The SSARs shall become vested and exercisable in eight equal quarterly installments of twelve and one-half percent (12.5%), beginning on [Month] [Day], [Year] and continuing thereafter on the first day of each calendar quarter, so as to be 100% vested and exercisable on [Month] [Day], [Year]. SSAR vesting continues only as long as you serve as an Independent Director. If your service as an Independent Director of the Company terminates, the SSARs may be exercised only as described in paragraph 4 below.

        3.    Exercise of SSAR.

          a.     Upon exercise of the SSARs, you shall be entitled to receive a number of shares of Common Stock of the Company (the "Stock") for each share with respect to which the SSARs are exercised equal to the quotient of (i) the excess of the Fair Market Value of one share of Stock on the date of exercise over the Per Share Grant Price, divided by (ii) the Fair Market Value of one share of Stock on the date of exercise.

          b.     To exercise all or part of the SSARs you must deliver to the Company a "Notice of Exercise," in such form as the Company authorizes. You shall not have any rights as a shareholder of the Company with respect to the shares of Stock subject to the SSARs until you have exercised the SSARs for such shares. While you are alive, the SSARs may be exercised only by you or your legal representative.

          c.     Upon exercise, the number of shares of Stock issued will be reduced to satisfy the minimum statutorily required tax withholding obligations. The remaining shares of Stock will be issued to you or, in case of your death, your beneficiary designated in accordance with the procedures specified by the Committee. If at the time of your death, there is not an effective beneficiary designation on file or you are not survived by your designated beneficiary, the shares will be issued to the legal representative of your estate. Upon any exercise of the SSARs, you must furnish to the Company before the closing of such exercise such other documents or representations as the Company may require to comply with applicable laws and regulations.

        4.    Termination.    If you cease to be an Independent Director for any reason, all then unvested SSARs awarded hereunder shall immediately terminate without notice to you and shall be forfeited. Vested SSARs will be exercisable according to the following provisions:

          a.     If you cease to be an Independent Director for any reason other than retirement or Disability (which are governed by paragraph b. below), removal for Cause (which is governed by paragraph c. below) or death (which is governed by paragraph d. below), all SSARs awarded hereunder that are vested at such time shall be exercisable at any time prior to the Expiration Date.

          b.     If you cease to be an Independent Director on account of your retirement or Disability, all SSARs awarded hereunder that are vested at such time shall be exercisable at any time prior to the Expiration Date.

          c.     If you are removed as an Independent Director prior to expiration of your term for Cause (as defined below), all outstanding SSARs awarded hereunder which are not exercisable immediately prior to removal, and all outstanding SSARs awarded hereunder which are exercisable immediately prior to removal, shall terminate as of the date of removal for Cause and may not be exercised. For purposes of this Award Agreement, "Cause" shall mean (i) any act of personal dishonesty in connection with your responsibilities to the Company and intended to result in substantial personal enrichment to you, (ii) your conviction of a felony or (iii) your willful act which constitutes gross misconduct and which is injurious to the Company.

          d.     If your service as an Independent Director of the Company terminates by reason of your death, or if you die within the ninety day period after the date you cease to be an Independent Director of the Company for any reason other than Cause, any of your vested SSARs hereunder may be exercised by your estate, personal representative or beneficiary who has acquired the SSARs by will or by the laws of descent and distribution, at any time prior to the Expiration Date.

        5.    Tax Withholding.    The Company will withhold from the number of shares of Stock otherwise issuable hereunder a number of shares necessary to satisfy the minimum statutorily required tax withholding obligations. Such shares will be valued at their Fair Market Value when the taxable event occurs.

        6.    Transferability.    The SSARs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way, except by will or by the laws of descent and distribution. In the event that you become legally incapacitated, the SSARs shall be exercisable by your legal guardian, committee or legal representative. If you die, the SSARs shall thereafter be exercisable by your beneficiary as designated by you in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such SSARs under your will, or by your estate in accordance with your will or the laws of descent and distribution, in each case in the same manner and to the same extent that the SSARs were exercisable by you on the date of your death. The SSARs shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the SSARs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the SSARs, shall be null and void and without effect.

        7.    Other Restrictions.    The issuance of shares of Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Stock may be listed at the time of issuance. The Company may delay the issuance of shares of Stock hereunder to ensure at the time of issuance there is a registration statement for the shares in effect under the Securities Act of 1933.

        8.    No Employment or Continued Service.    Neither the award to you of the SSARs nor the delivery to you of this Award Agreement or any other document relating to the SSARs will confer on you the right to employment with the Company or to continued service as an Independent Director.

        9.    No Shareholder Rights.    Neither the award to you of the SSARs nor the delivery to you of this Award Agreement or any other document relating to the SSARs will entitle you to any rights of a shareholder of the Company with respect to the shares of Stock subject to this Award Agreement prior to the exercise of the SSARs and the receipt of shares of Stock in accordance with this Award Agreement.

        10.    No Fractional Shares.    The SSARs granted hereunder may be exercised only with respect to whole shares of Stock, and no fractional share of Stock shall be issued.

        11.    Mergers, Reorganizations, and Certain Other Changes.    In the event of the Company's liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or stock by another corporation, or sale of substantially all assets to another corporation, your rights with respect to the SSARs awarded hereunder shall be governed by the Committee, as provided in the Plan.

        12.    Additional Provisions.

          a.     This Award Agreement is subject to the provisions of the Plan. A copy of the Plan is available upon request. Capitalized terms not defined in this Award Agreement are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern.

          b.     The Plan and this Award Agreement represent the entire agreement of you and the Company with respect to the SSARs granted pursuant to this Award Agreement and supersedes in their entirety all prior undertakings and agreements of the Company and you with respect to the subject of this Award Agreement and may not be modified except by means of a written agreement between the Company and you.

          c.     Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

          d.     Neither the Plan nor this Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any other person. To the extent that any person acquires a right to receive payments form the Company pursuant to an Award Agreement, such right shall be no greater than the right of any unsecured creditor of the Company.

          e.     Any notice hereunder by you to the Company shall be given in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company to you shall be given in writing and such notice shall be deemed duly given only upon receipt thereof at such address as is reflected on the then-current records of the Company.

          f.      This Award Agreement shall be construed and enforced in accordance with the laws of the State of Utah, without giving effect to the choice of law principles thereof.

        IN WITNESS WHEREOF, the Company and the recipient of the SSARs hereunder have executed this Award Agreement effective as of the date first above written.

USANA HEALTH SCIENCES, INC.
By:
Name:
Title:
RECIPIENT
Signature of Participant
Print Name
Social Security Number

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  Exhibit 10.3
USANA HEALTH SCIENCES, INC. 2015 EQUITY INCENTIVE AWARD PLAN
STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD AGREEMENT FOR INDEPENDENT DIRECTORS